AMMENDMENT TO AMENDED AND RESTATED

FEE WAIVER AND EXPENSE REIMBURSEMENT AGREEMENT

This amendment to the Amended and Restated Fee Waiver and Expense Reimbursement Agreement is made as of this 15th day of November, 2011 by and between the AQR Funds (“Trust”), on behalf of its series listed on Appendix A hereto (each, a “Fund”), and AQR Capital Management, LLC (“AQR”).

WHEREAS, the parties hereto entered into a Fee Waiver and Expense Reimbursement Agreement dated as of December 10, 2008 (the “Agreement”) in order to reduce the investment advisory fees charged to the Funds described in the Advisory Agreement, waive other fees it is entitled to receive from the Funds and/or reimburse certain operating expenses for the Funds to keep net expenses at specified levels as set forth in Appendix A;

WHEREAS, the parties have entered into an Amended and Restated Fee Waiver and Expense Reimbursement Agreement dated as of May 18, 2011 (“the Amended and Restated Agreement”) in order to clarify certain exclusions included in Section 1 of the Agreement; and

WHEREAS, the parties desire to amend Appendix A of the Amended and Restated Agreement in order to add the AQR Tax-Managed Momentum Fund, the AQR Tax-Managed Small Cap Momentum Fund and the AQR Tax-Managed International Momentum Fund.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, Trust and AQR agree as follows:

1.         AMENDMENT OF APPENDIX A. Appendix A of the Amended and Restated Agreement is hereby amended by deleting it in its entirety and replacing it with the Appendix A attached hereto.

2.         Except as modified hereby, the Amended and Restated Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

AQR FUNDS		AQR CAPITAL MANAGEMENT, LLC

BY:	/s/ Nicole DonVito	BY:	/s/ Emily Locher
	Name: Nicole DonVito Title: Vice President		Name: Emily Locher Title: Deputy General Counsel

APPENDIX A

(Amended as of November 15, 2011)

FUNDS AND EXPENSE CAPS

Name of Fund	Class	Expense Cap	Date
Active Funds:
AQR Global Equity Fund	N	1.35%	January 1, 2011 – May 1, 2011
		1.20%	May 2, 2011 – May 1, 2012
	I	1.05%	January 1, 2011 – May 1, 2011
		0.90%	May 2, 2011 – May 1, 2012
AQR International Equity Fund	N	1.45%	January 1, 2011 – May 1, 2011
		1.25%	May 2, 2011 – May 1, 2012
	I	1.15%	January 1, 2011 – May 1, 2011
		0.95%	May 2, 2011 – May 1, 2012
AQR Diversified Arbitrage Fund	N	1.50%	March 31, 2011 – May 1, 2012
	I	1.20%	March 31, 2011 – May 1, 2012
AQR Momentum Fund	L	0.49%	March 31, 2011 – May 1, 2012
AQR Small Cap Momentum Fund	L	0.65%	March 31, 2011 – May 1, 2012
AQR International Momentum Fund	L	0.65%	March 31, 2011 – May 1, 2012
AQR Managed Futures Strategy Fund	N	1.50%	March 31, 2011 – May 1, 2012
	I	1.25%	March 31, 2011 – May 1, 2012
AQR Risk Parity Fund	N	1.20%	June 10, 2010, 2010 – May 1, 2012
	I	0.95%	June 10, 2010, 2010 – May 1, 2012
AQR Multi-Strategy Alternative Fund	N	2.23%	July 18, 2011, 2011 – May 1, 2013
	I	1.98%	July 18, 2011 – May 1, 2013
AQR Tax-Managed Momentum Fund	L	0.54%	January [ ], 2012 – April 30, 2013
AQR Tax-Managed Small Cap Momentum Fund	L	0.70%	January [ ], 2012 – April 30, 2013
AQR Tax-Managed International Momentum Fund	L	0.70%	January [ ], 2012 – April 30, 2013

Dormant Funds
AQR International Small Cap Fund	N	1.60%	March 31, 2010 – May 1, 2011
	I	1.25%	March 31, 2010 – April 30, 2010
		1.20%	May 1, 2010 – May 1, 2011
	Y	1.00%	March 31, 2010 – May 1, 2011
AQR Emerging Markets Fund	N	1.60%	March 31, 2010 – April 30, 2010
		1.75%	May 1, 2010 – May 1, 2011
	I	1.25%	March 31, 2010 – April 30, 2010
		1.45%	May 1, 2010 – May 1, 2011
	Y	1.05%	April 30, 2010
AQR Equity Plus Fund	N	1.60%	March 31, 2010 – April 30, 2010
	I	1.20%	March 31, 2010 – April 30, 2010
AQR Small Cap Core Fund	N	1.40%	March 31, 2010 – April 30, 2010
	I	1.20%	March 31, 2010 – April 30, 2010
AQR Small Cap Growth Fund	N	1.50%	March 31, 2010 – April 30, 2010
	I	1.20%	March 31, 2010 – April 30, 2010